Exhibit 99.1

Toreador Resources Corporation
13760 Noel Road, Suite 1100
Dallas, TX 75240-1383
214-559-3933
Fax 214-559-3489
www.toreador.net

NEWS RELEASE

TOREADOR NOTIFIED BY PETROL OFISI OF CLAIMS OF

CHANGES IN CONDITIONS IN BLACK SEA ASSET AND

AGREES TO MEETING TO RESOLVE ISSUES

DALLAS, TEXAS – (December 31, 2008) – Toreador Resources Corporation (NASDAQ: TRGL) announced that it had been notified by Petrol Ofisi, the buyer of its 26.75% interest in the South Akcakoca Sub-basin project, that they believe that certain material adverse changes have occurred under the assignment agreement and that, therefore, a condition precedent to the closing of the transaction has not been fulfilled.  They have also requested mutual discussions for resolution of the issues at a meeting to be held on January 9, 2009.  Toreador has notified them that their claims are unwarranted and not valid, but has agreed to the meeting to address each of their concerns, to provide support for Toreador’s position and to seek resolution.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania and Turkey. More information about Toreador may be found at the company’s web site, www.toreador.net.

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, whether the transaction to sell a 26.75% interest in the South Akcakoca Sub-basin is completed on the terms contemplated, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission.   The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources

Nigel Lovett, President and CEO

214-559-3933 or 800-966-2141

nlovett@toreador.net